UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2026

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Service Properties Trust.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2026, pursuant to the recommendation of the Nominating and Governance Committee, the Company’s Board of Trustees (the “Board”) elected Jeanmarie Flaherty Cooney as an Independent Trustee with a term to expire at the Company's 2027 annual meeting of shareholders. The Board appointed Ms. Cooney to serve on the Audit, Compensation and Nominating and Governance Committees.

From 2022 to 2025, Ms. Cooney, age 60, served on the board of directors of Playa Hotels & Resorts N.V., a public company with hotel assets in Mexico, Jamaica and the Dominican Republic (“Playa”), where she served as chair of its audit committee from 2023 until Playa’s sale to Hyatt Hotels Corporation in 2025. From 2009 to 2018, Ms. Cooney worked at Wyndham Worldwide, where she most recently served as Executive Vice President and Chief Financial Officer for Wyndham Hotel Group and previously as Senior Vice President, Global Financial Planning & Analysis for Wyndham Worldwide. While at Wyndham Worldwide, Ms. Cooney worked closely on the spin-out of Wyndham Worldwide’s hotel business from its time-share business in 2018. Since 2020, Ms. Cooney has served as the Chief Financial Officer of New York Road Runners, a nonprofit organization best known for organizing the New York City Marathon and its year round running and community programs.

The Board concluded that Ms. Cooney is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For her service as an Independent Trustee, Ms. Cooney will be entitled to the compensation we generally provide to our Independent Trustees.

There is no arrangement or understanding between Ms. Cooney and any other person pursuant to which Ms. Cooney was selected as a Trustee. There are no transactions, relationships or agreements between Ms. Cooney and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Ms. Cooney does not have a family relationship with any member of the Board or any of our executive officers.

In connection with her election as an Independent Trustee, we entered into an indemnification agreement with Ms. Cooney, which agreement is on substantially the same terms as the indemnification agreements we have entered into with our other Trustees and executive officers. We have previously filed a form of the indemnification agreement as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which form is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: September 17, 2026